SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
OR (g) OF THE SECURITIES ACT OF 1934

DEUTSCHE BANK CORPORATION
(Translation of Registrant’s Name Into English)
Federal Republic of Germany
(State or other jurisdiction of incorporation or organization)
Not Applicable
(I.R.S. Employer Identification Number)
Theodor-Heuss-Allee 70
60486 Frankfurt am Main
Germany
011 49 69 910 00
(Address and telephone number of Registrant’s principal executive offices)	DEUTSCHE BANK CONTINGENT CAPITAL LLC V
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or other jurisdiction of incorporation or organization)
26-2498666
(I.R.S. Employer Identification Number)
60 Wall Street
New York, NY 10005
212-250-2077
(Address and telephone number of Registrant’s principal executive offices)	DEUTSCHE BANK CONTINGENT CAPITAL TRUST V
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or other jurisdiction of incorporation or organization)
26-6356518
(I.R.S. Employer Identification Number)
60 Wall Street
New York, New York 10005
212-250-2077
(Address and telephone number of Registrant’s principal executive offices)

Deutsche Bank Americas Holding Corp.
c/o Office of the Secretary
60 Wall Street
New York, NY 10005
Attention Peter Sturzinger
+1 212 250-5591
(Name, address and telephone number of agent for service)

Copies to:
Deutsche Bank Aktiengesellschaft
Theodor-Heuss-Allee 70
60486 Frankfurt am Main
Germany
Attn: Legal Department
Alan S. Dunning		Patrick S. Kenadjian
Cleary Gottlieb Steen & Hamilton LLP		Davis Polk & Wardwell
City Place House		Messeturm
55 Basinghall Street		D-60308 Frankfurt am Main
London EC2V 5EH		Germany
+44 20 7614 2200		+49 69 97 57 03 0
Ward A. Greenberg		James Leyden, Jr., Esq.
Cleary Gottlieb Steen & Hamilton LLP		Richards, Layton & Finger, P.A.
Main Tower		One Rodney Square
Neue Mainzer Strasse 52		P.O.Box 551
D-60311 Frankfurt am Main		Wilmington, Delaware 19889
Germany		+1 302 651-7700
+49 69 97103-0

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-137902, 333-137902-09, 333-137902-10
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Each
to be so Registered	Class is to be Registered

Trust Preferred Securities of Deutsche Bank Contingent Capital Trust V	New York Stock Exchange

Company Preferred Securities of Deutsche Bank Contingent Capital Trust V*	New York Stock Exchange

Subordinated Guarantees of Deutsche Bank Aktiengesellschaft in connection with Capital Securities*	New York Stock Exchange

*	For listing purposes only, not for trading
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.
For a description of the securities to be registered hereunder, reference is made to: (1) the information under the heading “Description of Capital Securities” in the Prospectus included in the Registration Statement on Form F-3, dated April 30, 2008 (File Nos. 333-137902, 333-137902-11 and 333-137902-12) (the “Form F-3”) of Deutsche Bank Aktiengesellschaft, Deutsche Bank Contingent Capital Trust V and Deutsche Bank Contingent Capital Funding LLC V (the “Registrants”), which information is incorporated herein by reference and (2) the information under the headings “Description of the Trust Securities,” “Description of the Company Securities,” “Description of the Subordinated Guarantees” and “Description of the Terms of the Initial Obligation” in a prospectus supplement (the “Prospectus Supplement”) that was filed on May 5, 2008 by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated herein by reference.
Item 2. Exhibits
4.1	Initial Trust Agreement of Deutsche Bank Contingent Capital Trust V (incorporated by reference to Exhibit 4.1 to the amended Form F-3 dated April 30, 2008).

4.2	Initial Limited Liability Company Agreement of Deutsche Bank Contingent Capital LLC V (incorporated by reference to Exhibit 4.3 to the amended Form F-3 dated April 30, 2008).

4.3	Form of Amended and Restated Trust Agreement of Deutsche Bank Contingent Capital Trust V (incorporated by reference to Exhibit 4.2 to the Registrants’ Form 6-K filed on May 8, 2008).

4.4	Form of Amended and Restated LLC Agreement of Deutsche Bank Contingent Capital LLC V (incorporated by reference to Exhibit 4.4 to the Registrants’ Form 6-K filed on May 8, 2008).

4.5	Form of Trust Preferred Securities Subordinated Guarantee Agreement (incorporated by reference to Exhibit 4.5 to the Registrants’ Form 6-K filed on May 8, 2008).

4.6	Form of Company Preferred Securities Subordinated Guarantee Agreement (incorporated by reference to Exhibit 4.6 to the Registrants’ Form 6-K filed on May 8, 2008).

4.7	Form of Trust Preferred Security for Deutsche Bank Contingent Capital Trust V (incorporated by reference to Exhibit 4.7 to the Registrants’ Form 6-K filed on May 8, 2008).

4.8	Form of Company Preferred Security (incorporated by reference to Exhibit 4.8 to the Registrants’ Form 6-K filed on May 8, 2008).

4.9	Form of Subordinated Deposit Agreement by and between Deutsche Bank Contingent Capital LLC V and Deutsche Bank Aktiengesellschaft (incorporated by reference to Exhibit 4.9 to the Registrants’ Form 6-K filed on May 8, 2008).

4.10	Form of Subordinated Debt Obligation issued in connection with certain Capital Securities (incorporated by reference to Exhibit 4.10 to the Registrants’ Form 6-K filed on May 8, 2008).

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: May 8, 2008

DEUTSCHE BANK CONTINGENT CAPITAL TRUST V By: Deutsche Bank Contingent Capital LLC V, as Sponsor By: Deutsche Bank Aktiengesellschaft, as Member

By:	/s/ Jonathan Blake
	Name:	Jonathan Blake
	Title:	Director, Head of Capital Market Issuance

By:	/s/ Marco Zimmermann
	Name:	Marco Zimmermann
	Title:	Vice President, Issuance and Liquidity Manager

DEUTSCHE BANK CONTINGENT CAPITAL LLC V By: Deutsche Bank Aktiengesellschaft, as Member

By:	/s/ Jonathan Blake
	Name:	Jonathan Blake
	Title:	Director, Head of Capital Market Issuance

By:	/s/ Marco Zimmermann
	Name:	Marco Zimmermann
	Title:	Vice President, Issuance and Liquidity Manager

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Jonathan Blake
	Name:	Jonathan Blake
	Title:	Director, Head of Capital Market Issuance

By:	/s/ Marco Zimmermann
	Name:	Marco Zimmermann
	Title:	Vice President, Issuance and Liquidity Manager